Exhibit 99.1

BADGER TRANSPORT, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Badger Transport, Inc.

We have audited the accompanying consolidated balance sheet of Badger Transport, Inc. (the “Company” or “Badger”) as of December 31, 2007, and the related consolidated statements of income, stockholder’s equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Badger Transport, Inc. as of December 31, 2007, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1, the Company adopted the provisions of Financial Interpretation 48, Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109 as of January 1, 2007.

GRANT THORNTON LLP

Milwaukee, Wisconsin

November 13, 2008

BADGER TRANSPORT, INC.

CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2007

ASSETS
CURRENT ASSETS:
Cash	$2,449
Accounts receivable (net of $202,425 allowance for doubtful accounts)	2,232,147
Prepaid expenses and other current assets	101,641
Total current assets	2,336,237

PROPERTY AND EQUIPMENT, AT COST:
Furniture and fixtures	11,553
Machinery and equipment	234,765
Vehicles	8,736,659
Less accumulated depreciation and amortization	(2,575,806)
Property and equipment, net	6,407,171

TOTAL ASSETS	$8,743,408

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES:
Cash overdraft	$64,567
Accounts payable	350,268
Line of credit	467,500
Short-term note payable	160,000
Accrued liabilities	297,241
Liability for amounts owed to owner operators	890,757
Current portion of long-term notes payable	537,077
Current portion of long-term capital lease obligations	636,766
Total current liabilities	3,404,176
Notes payable, less current maturities	1,830,151
Capital lease obligations, less current maturities	510,454
Deferred income taxes payable	707,857
Total liabilities	6,452,638

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER’S EQUITY
Common stock - $1 par value; 56,000 shares authorized, 500 shares issued and outstanding	500
Retained earnings	2,454,022
Minority interest	(163,752)
Total stockholder’s equity	2,290,770

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$8,743,408

The accompanying notes to consolidated financial statements are an integral part of this statement.

BADGER TRANSPORT, INC.

CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2007

Net sales	$15,571,159

Cost of goods sold	11,706,800

Gross profit	3,864,359

Operating costs and expenses
Selling and administrative expenses	1,768,066

Operating income	2,096,293

Other income (expense)
Gain on sale of property and equipment	14,656
Interest expense	(391,403)
Interest income	3,140
Other, net	(3,282)
Total other income (expense), net	(376,889)

Income before provision for income taxes and minority interest	1,719,404

Income tax expense
Current income tax	374,142
Deferred income tax	298,142
Income with minority interest	1,047,120
Minority interest share of income	163,752

Net income	$1,210,872

The accompanying notes to consolidated financial statements are an integral part of this statement.

BADGER TRANSPORT, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2007

	Common	Retained	Minority
	Stock	Earnings	Interest	Total
Stockholder’s equity at January 1, 2007	$500	$1,243,150	$—	$1,243,650

Net income (loss)	—	1,210,872	(163,752)	1,047,120

Stockholder’s equity at December 31, 2007	$500	$2,454,022	$(163,752)	$2,290,770

The accompanying notes to consolidated financial statements are an integral part of this statement.

BADGER TRANSPORT, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2007

Cash flows from operating activities:
Net income	$1,210,872
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,260,383
Gain on sale of property and equipment	(14,656)
Deferred income taxes	298,142
Minority interest	(163,752)
Changes in operating assets and liabilities:
Accounts receivable	(382,629)
Prepaid expenses and other current assets	29,571
Accounts payable	206,761
Accrued liabilities	226,550
Cash overdraft	(19,380)
Other liabilities	(182,150)
Net cash provided by operating activities	2,469,712

Cash flows from investing activities:
Proceeds from sale of property and equipment	249,355
Purchases of property and equipment	(2,786,711)
Net cash used in investing activities	(2,537,356)

Cash flows from financing activities:
Proceeds from line of credit	100,000
Payments on line of credit	(100,000)
Payments on long-term debt and capital lease obligations	(962,694)
Proceeds from long-term debt	1,032,787
Net cash provided by financing activities	70,093

NET INCREASE IN CASH	2,449

CASH - BEGINNING	—

CASH - ENDING	$2,449

Supplemental cash flow information:
Cash paid for interest	$384,652
Cash paid for taxes	$439,000

Non-cash investing and financing activities:
Equipment obtained in exchange for capital lease obligations	$447,465

The accompanying notes to consolidated financial statements are an integral part of this statement.

Badger Transport, Inc.

Notes to Consolidated Financial Statements

December 31, 2007

Note 1 – Nature of business and summary of significant accounting policies

Organization

On June 4, 2008, Broadwind Energy, Inc. (“Broadwind”) acquired all of the outstanding shares of Badger Transport, Inc. (“Badger”, or the “Company”).  Badger is primarily engaged in the transportation of wind energy components.  Badger is headquartered in Clintonville, Wisconsin, and does business throughout North America.

Basis of presentation

The consolidated financial statements include the accounts of Badger, and Badger Specialty Trailer, LLC and BTI Logistics, LLC (combined the “LLC’s).  The LLC’s are deemed Variable Interest Entities.  All significant intercompany balances and transactions have been eliminated.

Badger applies Financial Accounting Standards Board (“FASB”) interpretation No. 46 (revised 2003) Consolidation of Variable Interest Entities – an Interpretation of ARB No. 51 (“FIN 46(R)”) when determining whether to consolidate a Variable Interest Entity (“VIE”).  FIN 46(R) requires that an equity investor in a VIE have significant equity at risk (generally a minimum of 10%) and hold a controlling interest, evidenced by voting rights, and absorb a majority of the entity’s expected losses, receive a majority of the entity’s expected returns, or both.  If the equity investor is unable to evidence these characteristics, the entity that retains these ownership characteristics will be required to consolidate the VIE.  Refer to Note 8, “Consolidation of variable interest entities” for further information on the consolidated VIEs.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Accordingly, actual results could differ from those estimates.

Accounts receivable

Accounts receivable are disclosed in the financial statements net of related allowances for doubtful accounts.  Badger typically extends credit on terms of net 30 days.  The allowance for doubtful accounts is estimated through historical trending of bad debt based on the percentage of sales method.  Bad debt expense totaled $510,155 in 2007.

Customer concentrations

For the year ended December 31, 2007, sales to Badger’s largest customer accounted for approximately 77% of net sales.  This customer also accounted for 80% of accounts receivable at December 31, 2007.

Property and equipment

Property and equipment are stated at cost. Expenditures for additions and improvements are capitalized while replacements, maintenance, and repairs that do not improve or extend the lives of the respective assets are expensed as incurred.  Properties sold or otherwise disposed of are removed from the property accounts, with gains or losses on disposal credited or charged to other income on the statement of income.

Depreciation is included within cost of goods sold on the statement of income and is calculated on a straight-line basis over the estimated useful lives of the respective assets as follows:

Furniture and fixtures	5 to 20 years
Machinery and equipment	6 to 10 years
Vehicles	5 to 7 years

Badger Transport, Inc.

Notes to Consolidated Financial Statements (continued)

December 31, 2007

Long-lived assets

Badger periodically evaluates the carrying value of long-lived assets to be held and used, including but not limited to, capital assets, when events and circumstances warrant such a review.  The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is less than its carrying value.  In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset.  Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved.  Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair values are reduced for the cost to dispose.  As of December 31, 2007, the Company has not recorded an impairment of long-lived assets.

Income taxes

Badger accounts for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes, which provides for an asset and liability approach to accounting for income taxes.  Deferred tax assets and liabilities represent the future tax consequences of the differences between the financial statement carrying amounts of assets and liabilities versus the tax basis of assets and liabilities.  Under this method, deferred tax assets and liabilities are recognized for deductible temporary differences, and operating loss and tax credit carry forwards.  Deferred liabilities are recognized for taxable temporary differences.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The impact of the tax rate changes on deferred tax assets and liabilities is recognized in the year that the change is enacted.

The components of the provision for income taxes for 2007 are as follows:

Current:
Federal	$259,828
State and local	114,314
Total Current	374,142
Deferred	298,142
Total income tax expense	$672,284

The 2007 effective tax rate differs from the statutory federal income tax rate for the following reasons:

Statutory federal income tax rate	34.0%
State and local income taxes (net of federal benefit)	2.3%
Increase in FIN 48 unrecognized tax benefits	3.2%
Permanent differences	0.4%
Other	(0.8)%
Effective income tax rate	39.1%

Deferred tax assets and liabilities as of December 31, 2007 consist of $707,857 of deferred tax liability primarily related to depreciation differences from noncurrent assets with financial basis greater than tax basis.

Badger Specialty Trailer, LLC and BTI Logistics, LLC are limited liability companies, as such no provision for income taxes are recorded.

In June 2006, the Financial Accounting Standards Board issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109 (“FIN 48”).  FIN 48 clarifies the accounting treatment (recognition and measurement) for an income tax position taken in a tax return and recognized in a company’s financial statements. The new standard also contains guidance on “derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.” The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006.  Badger has adopted the provisions of FIN 48 as of January 1, 2007 and has determined there is no material impact to the 2007 consolidated financial statements.

Badger Transport, Inc.

Notes to Consolidated Financial Statements (continued)

December 31, 2007

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

Unrecognized tax benefits at January 1, 2007	$74,869
Increase in tax positions for prior years	—
Increase in tax positions for current year	54,956
Settlements	—
Lapse in statute of limitations	—
Unrecognized tax benefits at December 31, 2007	$129,825

Badger’s accounting policy is to recognize interest and penalties related to uncertain tax position in income tax expense.  As of December 31, 2007, Badger had no accrued interest or penalties related to uncertain tax positions.

Badger files income tax returns in the U.S. federal and state jurisdictions.  As of December 31, 2007, open tax years in the federal and some state jurisdictions date back to 1998 due to the taxing authorities’ ability to adjust operating loss carry forwards.

Badger does not anticipate there will be a material change in the total amount of unrecognized tax benefits within the next 12 months.

Revenue recognition

Revenue is recognized when all of the following criteria have been met: (i) evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price to the customer is fixed and determinable and (iv) collectability is reasonably assured.  For Badger, this generally occurs when a delivery has been made to the customer.

Fair value of financial instruments

The respective carrying value of certain on-balance sheet financial instruments approximates their fair values.  These financial instruments include cash, accounts receivable, accounts payable, accrued liabilities, and long-term debt.  Management believes that Badger is not exposed to significant interest, credit, or currency risks arising from these financial instruments.

Effect of recently issued accounting standards

In February 2007, the FASB issued Statement of Financial Accounting Standards Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB Statement No. 115 (“SFAS 159”). This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This standard is effective for financial statements issued for fiscal years beginning after November 15, 2007.   The effects of this standard are not expected to have a material impact on the financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS 157”). This standard clarifies the principle that fair value should be based on the assumptions that market participants would use when pricing an asset or liability. Additionally, it establishes a fair value hierarchy that prioritizes the information used to develop those assumptions.

In February 2008, the FASB issued FASB Staff Position No. 157-2 (“FSP 157-2”), which delayed the effective date by which companies must adopt the provisions of SFAS 157. FSP 157-2 defers the effective date of SFAS 157 for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis, to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The adoption of this standard is not anticipated to have a material impact on Badger’s financial position, results of operations, or cash flows.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141R, Business Combinations (“SFAS 141R”), which establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. SFAS 141R also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS 141R is effective for fiscal years beginning after December 15, 2008. Early adoption is not permitted.  SFAS 141R is to be

Badger Transport, Inc.

Notes to Consolidated Financial Statements (continued)

December 31, 2007

applied prospectively to business combinations for which the acquisition date is on or after the first reporting period beginning on or after December 15, 2008.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“SFAS 160”), which establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 is effective for fiscal years beginning after December 15, 2008. Badger has evaluated the effect of the adoption of SFAS 160, but does not presently anticipate it will have a material effect on its consolidated financial position or results of operations, as all subsidiaries are 100% owned.

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS 161”). This statement is intended to enhance required disclosures regarding derivatives and hedging activities, including enhanced disclosures regarding how: (a) an entity uses derivative instruments; (b) derivative instruments and related hedged items are accounted for under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities; and (c) derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. Badger is currently evaluating the effect of adoption of SFAS 161, but does not presently believe that it will have a material effect on its consolidated financial position or results of operations.

Note 2 – Line of credit

Badger has a line of credit which accrues interest at a rate of prime plus 1.0% (effectively 8.5% at December 31, 2007), is collateralized by substantially all of Badger’s assets, including a personal guarantee by the Company’s owner.  The line of credit requires monthly interest payments, and expires on June 20, 2009.  The ability to access this credit facility is subject to compliance with the terms and conditions of the credit facility.

The amount available and outstanding under the line of credit was $467,500 at December 31, 2007.

Note 3 – Short-term note payable

Badger has a short-term note which accrues interest at a rate of prime plus 0.5%, (effectively 8.0% at December 31, 2007) and is collateralized by substantially all of Badger’s assets.  There are no covenants in this loan agreement which is due November 19, 2008.   The amount available and outstanding under the note was $160,000 at December 31, 2007.

Badger Transport, Inc.

Notes to Consolidated Financial Statements (continued)

December 31, 2007

Note 4 – Long-term debt and capital lease obligations

In the normal course of business, Badger secures long-term debt and enters into capital lease obligations with varying interest rates and terms to acquire capital assets.  Substantially all of Badger’s assets, except for transportation equipment subject to the capital leases described in Note 5, below, serve as collateral for these loans.

Long-term debt and capital lease obligations at December 31, 2007 consisted of the following:

7.90% fixed note payable, $468 monthly payment, due 2010	$11,543
7.90% fixed note payable, $588 monthly payment, due 2010	14,519
8.49% fixed note payable, $524 monthly payment, due 2011	18,192
9.29% fixed note payable, $547 monthly payment due 2012	22,066
9.29% fixed note payable, $549 monthly payment, due 2012	22,321
7.99% fixed note payable, $262 monthly payment due 2008	9,555
8.49% fixed note payable, $551 monthly payment, due 2012	24,270
8.14% fixed note payable $538 monthly payment, due 2012	25,717
8.14% fixed note payable $552 monthly payment, due 2012	26,407
8.14% fixed note payable $568 monthly payment, due 2012	27,146
9.25% fixed note payable, $2,818 monthly payment, due 2011	94,302
8.99% fixed note payable, $3,055 monthly payment, due 2013	164,157
7.74% fixed note payable, $5,897 monthly payment, due 2012	242,768
7.73% fixed note payable, $5,895 monthly payment, due 2012	242,711
7.93% fixed note payable, $11,845 monthly payment, due 2011	468,521
7.76% fixed note payable, $7,778 monthly payment, due 2011	314,382
7.93% fixed note payable, $883 monthly payment, due 2012	38,739
8.11% fixed note payable, $5,391 monthly payment, due 2012	250,635
7.97% fixed note payable, $9,760 monthly payment, due 2011	349,277
Total notes payable	2,367,228
16.30% capital lease, $2,384 monthly payment, due 2008	18,019
17.00% capital lease, $3,418 monthly payment, due 2012	22,608
7.00% capital lease, $4,714 monthly payment, due 2010	144,941
8.00% capital lease, $5,238 monthly payment, due 2012	255,283
8.37% capital lease, $2,585 monthly payment, due 2012	134,793
14.70% capital lease, $10,110 monthly payment, due 2008	112,191
14.70% capital lease, $15,574 monthly payment, due 2009	199,251
14.70% capital lease, $9,143 monthly payment, due 2009	116,972
15.54% capital lease, $9,964 monthly payment, due 2009	143,162
Total capital leases	1,147,220
Total long-term debt and capital lease obligations	3,514,448
Less current maturities of long-term debt and capital lease obligations	(1,173,843)
Total long-term debt and capital lease obligations, less current maturities	$2,340,605

Badger Transport, Inc.

Notes to Consolidated Financial Statements (continued)

December 31, 2007

Future maturities of long-term debt are as follows:

2008	$537,077
2009	571,541
2010	609,497
2011	524,895
2012	92,258
Thereafter	31,960
Total	$2,367,228

Note 5 – Capital leases

Badger leases certain transportation equipment from a leasing company pursuant to capital leases.  The economic substance of the lease is that Badger is financing the acquisition of the assets through the lease.  Amortization of the capital leases has been included in depreciation and amortization expense, a component of cost of goods sold.  The following is an analysis of the leased assets included in property and equipment at December 31, 2007:

Equipment and vehicles	$2,093,908
Less accumulated depreciation	(650,213)

Net equipment and vehicles	$1,443,695

Future minimum rental payments, including interest, due under capitalized leases:

2008	$729,692
2009	239,060
2010	140,918
2011	93,881
2012	105,037
Thereafter	—
Total minimum lease payments	1,308,588
Less: amounts representing interest	(161,368)
Present value of future minimum lease payments	1,147,220
Less: current portion	(636,766)
Capital lease obligations, noncurrent	$510,454

Badger Transport, Inc.

Notes to Consolidated Financial Statements (continued)

December 31, 2007

Note 6 – Operating leases

Badger leases transportation equipment under operating lease agreements with varying terms.  Rental expense attributed to operating leases was $136,895 for the year ended December 31, 2007.

Following is a schedule of future minimum rental payments required under the leases as of December 31, 2007:

Year ending
December 31,
2008	$194,953
2009	97,076
Thereafter	—
Total minimum required lease payments	$292,029

Note 7 – Employee benefits

401(k) plan

Badger sponsors a defined contribution savings plan covering substantially all of its employees.  Badger can provide a discretionary match and/or profit sharing contribution each year.  In 2007, Badger provided a matching contribution based on 100% of the first 4% of the eligible compensation of each employee.  Badger’s matching contributions for the year ended December 31, 2007 totaled $26,635.

Badger provided a one-time contribution of 25% of base salary totaling $220,431 for all eligible employees as of December 31, 2007.   The amount is included in other current liabilities of the consolidated balance sheet.

Note 8 – Consolidation of variable interest entities

FASB Interpretation No. 46 provides a framework for identifying variable interest entities (“VIEs”) and determining when a company should include the assets, liabilities, noncontrolling interests and results of activities of a VIE in its consolidated financial statements.

In general, a VIE is a corporation, partnership, limited liability company, trust, or any other legal structure used to conduct activities or hold assets that either (1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support, (2) has a group of equity owners that are unable to make significant decisions about its activities, or (3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations.

FIN 46(R) requires a VIE to be consolidated if a party with an ownership, contractual or other financial interest in the VIE (“a variable interest holder”) is obligated to absorb a majority of the risk of loss from the VIE’s activities, is entitled to receive a majority of the VIE’s residual returns (if no party absorbs a majority of the VIE’s losses), or both. A variable interest holder that consolidates the VIE is called the primary beneficiary of the VIE. Upon consolidation, the primary beneficiary generally must initially record all of the VIE’s assets, liabilities and noncontrolling interests at fair value and subsequently account for the VIE as if it were consolidated based on majority voting interest. FIN 46 also requires disclosures about VIEs that the variable interest holder is not required to consolidate but in which it has a significant variable interest.

In 2007, Badger managed the operations of Badger Specialty Trailer, LLC and BTI Logistics, LLC (combined the “LLCs”).  These entities engaged in certain activities related to the building and leasing of trailers, and managing logistical permitting operations.  As defined by FIN 46, the LLCs are deemed VIEs, and Badger is considered the primary beneficiary. Badger has therefore consolidated the assets and liabilities of the LLCs as of December 31, 2007.

During 2007, Badger recognized pre-tax losses of $163,752 related to the consolidation of the LLCs.

Badger Transport, Inc.

Notes to Consolidated Financial Statements (continued)

December 31, 2007

Note 9 – Subsequent events

On June 4, 2008, Broadwind acquired all of Badger’s outstanding capital stock for aggregate purchase price of $11,811,000 exclusive of $184,000 of transaction-related acquisition costs. Immediately prior to this acquisition, the assets of the LLC’s were contributed to Badger.  The purchase price consisted of $5,811,000 of cash and 581,959 unregistered shares of Broadwind common stock at a price per share of $10.31.  Broadwind entered into a registration rights agreement with the former owner of Badger that provides the former owner with limited piggyback registration rights.

In connection with the Badger acquisition, Broadwind was required to fund approximately $4,500,000 of equipment purchases that Badger had on order for expansion. Broadwind had funded $4,383,733 of this commitment as of November 3, 2008.